                                                                     EXHIBIT 4.1

                                                                          6/7/95

                               KMART CORPORATION

                                      and

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                                  as Trustee

- --------------------------------------------------------------------------------

                         PASS THROUGH TRUST AGREEMENT

                         Dated as of ____________, 1995

- --------------------------------------------------------------------------------

                                  $___________


                               Kmart Corporation
                           1995-K Pass Through Trust
                      ______% Pass Through Certificates,
                                1995-K[3][4]

Reconciliation and tie between Pass Through Trust Agreement dated as of ____________, 1995 and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.


TRUST INDENTURE ACT OF                               PASS THROUGH TRUST
     1939 SECTION                                    AGREEMENT SECTION
- ----------------------                           --------------------------
310 (a)  (1)                                                7.08
    (a)  (2)                                                7.08
312 (a)                                              3.09;  8.01;  8.02
313 (a)                                                     8.03
314 (a)                                                     8.04 (1) - (4)
    (b)                                                     8.04 (5)
    (c)  (1)                                                1.02
    (c)  (2)                                                1.02
    (e)                                                     1.02
315 (b)                                                     7.02
316 (a)  (last sentence)                                    1.01
    (a)  (1) (A)                                            6.04
    (a)  (1) (B)                                            6.05
    (b)                                                     6.07
    (c)                                                     1.04 (d)
317 (a)  (1)                                                6.03
    (b)                                                     7.13
318 (a)                                                    12.06

                               TABLE OF CONTENTS
                               -----------------

                                                                       PAGE
                                                                       ----
                                   ARTICLE I

                                  DEFINITIONS

Section 1.01.  Definitions ..........................................   PTA-2
Section 1.02.  Compliance Certificates and Opinions .................  PTA-10
Section 1.03.  Form of Documents Delivered to Trustee ...............  PTA-11
Section 1.04.  Acts of Holders ......................................  PTA-11

                                  ARTICLE II

                      ORIGINAL ISSUANCE OF CERTIFICATES;
                             ACQUISITION OF NOTES

Section 2.01.  Issuance of Certificates; Acquisition of Notes .......  PTA-13
Section 2.02.  Acceptance by Trustee ................................  PTA-15
Section 2.03.  Limitation of Powers .................................  PTA-15

                                  ARTICLE III

                               THE CERTIFICATES

Section 3.01.  Form, Denomination and Execution of Certificates .....  PTA-15
Section 3.02.  Authentication of Certificates .......................  PTA-16
Section 3.03.  Temporary Certificates ...............................  PTA-16
Section 3.04.  Registration of Transfer and Exchange of Certificates.  PTA-17
Section 3.05.  Mutilated, Destroyed, Lost or Stolen Certificates ....  PTA-18
Section 3.06.  Persons Deemed Owners ................................  PTA-18
Section 3.07.  Cancellation .........................................  PTA-18
Section 3.08.  Limitation of Liability for Payments .................  PTA-18
Section 3.09.  Book-Entry and Definitive Certificates ...............  PTA-19

                                                                       PAGE
                                                                       ----
                                  ARTICLE IV

                         DISTRIBUTIONS; STATEMENTS TO
                              CERTIFICATEHOLDERS

Section 4.01.  Certificate Account and Special Payments Account......  PTA-21
Section 4.02.  Distributions from Certificate Account and Special
                 Payments Account ...................................  PTA-21
Section 4.03.  Statements to Certificateholders .....................  PTA-23
Section 4.04.  Investment of Special Payment Moneys .................  PTA-23

                                   ARTICLE V

                                  THE COMPANY

Section 5.01.  Maintenance of Corporate Existence ...................  PTA-24
Section 5.02.  Consolidation, Merger or Sale of Assets Permitted ....  PTA-24
Section 5.03.  Annual Statements as to Compliance by the Company ....  PTA-24

                                  ARTICLE VI

                                    DEFAULT

Section 6.01.  Events of Default ....................................  PTA-25
Section 6.02.  Incidents of Sale of Notes ...........................  PTA-26
Section 6.03.  Judicial Proceedings Instituted by Trustee ...........  PTA-26
Section 6.04.  Control by Certificateholders ........................  PTA-27
Section 6.05.  Waiver of Past Defaults ..............................  PTA-27
Section 6.06.  Undertaking to Pay Court Costs .......................  PTA-28
Section 6.07.  Right of Certificateholders to Receive Payments Not
                 to Be Impaired .....................................  PTA-28
Section 6.08.  Certificateholders May Not Bring Suit Except Under
                 Certain Conditions .................................  PTA-29
Section 6.09.  Remedies Cumulative ..................................  PTA-29

                                  ARTICLE VII

                                  THE TRUSTEE

                                                                           Page
                                                                          ------
Section 7.01.  Certain Duties and Responsibilities....................... PTA-30
Section 7.02.  Notice of Defaults........................................ PTA-30
Section 7.03.  Certain Rights of Trustee................................. PTA-30
Section 7.04.  Not Responsible for Recitals or Issuance of Certificates.. PTA-32
Section 7.05.  May Hold Certificates..................................... PTA-32
Section 7.06.  Money Held in Trust....................................... PTA-32
Section 7.07.  Compensation and Reimbursement............................ PTA-33
Section 7.08.  Corporate Trustee Required; Eligibility................... PTA-34
Section 7.09.  Resignation and Removal; Appointment of Successor......... PTA-34
Section 7.10.  Acceptance of Appointment by Successor.................... PTA-36
Section 7.11.  Merger, Conversion, Consolidation or Succession to
                   Business.............................................. PTA-36
Section 7.12.  Maintenance of Agencies................................... PTA-37
Section 7.13.  Money for Certificate Payments to Be Held in Trust........ PTA-38
Section 7.14.  Ownership and Registration of Notes, Permitted Investments
                   and Specified Investments in Trustee's Name........... PTA-39
Section 7.15.  Representations and Warranties of Trustee................. PTA-39
Section 7.16.  Withholding Taxes; Information Reporting.................. PTA-40
Section 7.17.  Trustee's Liens........................................... PTA-40

                                 ARTICLE VIII

               CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 8.01.  The Company to Furnish Trustee with Names and Addresses of
                   Certificateholders.................................... PTA-41
Section 8.02.  Preservation of Information; Communications to
                   Certificateholders.................................... PTA-41
Section 8.03.  Reports by Trustee........................................ PTA-42
Section 8.04.  Reports by the Company.................................... PTA-42

                                      iii

                                   ARTICLE IX

                         SUPPLEMENTAL TRUST AGREEMENTS
                                                                           Page
                                                                          ------
Section 9.01.   Supplemental Trust Agreements Without Consent of
                   Certificateholders..................................   PTA-43
Section 9.02.   Supplemental Trust Agreements with Consent of
                   Certificatehoders...................................   PTA-44
Section 9.03.   Documents Affecting Immunity or Indemnity..............   PTA-45
Section 9.04.   Execution of Supplemental Trust Agreements.............   PTA-45
Section 9.05.   Effect of Supplemental Agreements......................   PTA-45
Section 9.06.   Conformity with Trust Indenture Act....................   PTA-45
Section 9.07.   Reference in Certificates to Supplemental Agreements...   PTA-45

                                   ARTICLE X

                  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS

Section 10.01.  Amendments and Supplements to Indentures and Other
                   Note Documents......................................   PTA-46

                                   ARTICLE XI

                              TERMINATION OF TRUST

Section 11.01.  Termination of the Trust...............................   PTA-46

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS


Section 12.01.  Limitation on Rights of certificateholders.............   PTA-47
Section 12.02.  Certificates Nonassessable and Fully Paid..............   PTA-48
Section 12.03.  Notices................................................   PTA-48
Section 12.04.  Governing Law..........................................   PTA-48
Section 12.05.  Severability of Provisions.............................   PTA-48
Section 12.06.  Trust Indenture Act Controls...........................   PTA-49
Section 12.07.  Effect of Headings and Table of Contents...............   PTA-49

                                                                           Page
                                                                          ------
Section 12.08.  Successors and Assigns................................    PTA-49
Section 12.09.  Benefits of Trust Agreement...........................    PTA-49
Section 12.10.  Legal Holidays........................................    PTA-49
Section 12.11.  Counterparts..........................................    PTA-49
Exhibit A       Form of Certificate
Exhibit B       Form of Letter of Representations
Schedule I      Description of Notes to be Purchased

  This PASS THROUGH TRUST AGREEMENT, dated as of _______ __, 1995, is made with respect to the formation of the Kmart Corporation 1995-K Pass Through Trust, between KMART CORPORATION, a Michigan corporation (the "Company"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

  W I T N E S S E T H:

  WHEREAS, the Trustee, upon the execution and delivery of this Trust Agreement, hereby declares the creation of this Trust for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the Trust and by their respective acceptances of the Certificates join in the creation of this Trust with the Trustee;

  WHEREAS, the Certificates will evidence Fractional Undivided Interests in this Trust, and will have no rights, benefits or interest in respect of any other separate trust or the property held therein;

  WHEREAS, pursuant to the terms and conditions of this Trust Agreement and each of the Participation Agreements to be entered into by the Trustee simultaneously with the execution and delivery of this Trust Agreement, the Trustee on behalf of the Trust shall purchase the Notes of the same tenor as the Certificates to be issued in respect of the Trust and shall hold such Notes in trust for the benefit of the Certificateholders;

  WHEREAS, to facilitate the sale of the Notes to the Trustee and the purchase of such Notes by the Trustee, the Company has duly authorized the execution and delivery of this Trust Agreement as the "issuer", as such term is defined in and solely for the purposes of the Securities Act of 1933, as amended, of the Certificates to be issued in respect of the Trust and as the "obligor", as such term is defined in and solely for the purposes of the Trust Indenture Act, with respect to all such Certificates, and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Trustee; and

  WHEREAS, this Trust Agreement, as it may be supplemented from time to time, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                     PTA-2

                                   ARTICLE I

                                  DEFINITIONS

  Section 1.01. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

    (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

    (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

    (3) all references in this Trust Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Trust Agreement; and

    (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

    Act: When used with respect to any Holder, has the meaning specified in
  Section 1.04.

    Affiliate: Of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    Agreement for Sale of Real Estate: Means the Agreement for Sale of Real
  Estate dated as of June   , 1995 among the Company, the Owner Trustees and
  the remainder trustees identified in the Participation Agreements.

    Authorized Agent: Means any Paying Agent or Registrar.

    Book-Entry Certificates: Means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.09.

                                     PTA-3

    Business Day: Means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York, Troy, Michigan, and the city and state in which the Trustee or any Indenture Trustee maintains its Corporate Trust Office are authorized or obligated by law, regulation, executive order, or governmental decree to be closed.

    Certificate: Means any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

    Certificate Account: Means the account or accounts created and maintained pursuant to Section 4.01(a).

    Certificateholder or Holder: Means the Person in whose name a Certificate is registered in the Register.

    Certificate Owner: Means, for purposes of Section 3.09, the Person who owns a Book-Entry Certificate.

    Clearing Agency: Means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

    Clearing Agency Participant: Means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

    Commission: Means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934.

    Company: Means Kmart Corporation, a Michigan corporation, or its successor in interest pursuant to Section 5.02 or any other obligor with respect to the Certificates (within the meaning of the Trust Indenture Act).

    Corporate Trust Office: With respect to the Trustee and any Indenture Trustee, means the office of such trustee in the city in which at any particular time its corporate trust business shall be principally administered.

    Cut-off Date: Means July __, 1995.

    Debt Closing Date: Means the date on which the Certificates are issued and the proceeds thereof are deposited with the Trustee.

                                     PTA-4

    Definitive Certificates: Has the meaning specified in Section 3.09.

    Direction: Has the meaning specified in Section 1.04(c).

    Distribution Date: With respect to distributions of Scheduled Payments, means each January 2 and July 2, until payment of all the Scheduled Payments to be made under the Notes has been made, commencing January 2, 1996.

    Escrow Account: Has the meaning specified in Section 2.01(b).

    Escrowed Funds: Has the meaning specified in Section 2.01(b).

    Event of Default: Means an event described in Section 6.01.

    Fractional Undivided Interest: Means the fractional undivided interest in the Trust that is evidenced by a Certificate.

    Holder: See Certificateholder.

    Indenture: Means any of the trust indentures between the related Owner Trustee and the Indenture Trustee, as supplemented by the related mortgage, deed of trust, assignment of leases and rents, security agreement, financing statement and supplemental indenture, each dated as of the date hereof, and as each such Indenture may hereafter be amended or supplemented in accordance with its respective terms; and Indentures means all of such Indentures.

    Indenture Default: With respect to any Indenture, means any Indenture Event of Default (as such term is defined in such Indenture).

    Indenture Trustee: Means collectively, Shawmut Bank Connecticut, National Association, in its capacity as an indenture trustee under each of the Indentures, and its successors and assigns thereunder, and Kathy A. Larimore, in her capacity as an Indenture Trustee under each of the Indentures, and her successors and assigns thereunder; and Indenture Trustees means all of the Indenture Trustees under the Indentures.

    Lease: Means any Lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in an Indenture; as each such Lease may be amended or supplemented in accordance with its respective terms; and Leases means all of such Leases.

                                     PTA-5


    Letter of Representations: Means the agreement among the Company, the
  Trustee and the initial Clearing Agency, dated June    , 1995,
  substantially in the form attached hereto as Exhibit B.

    Note: Means any one of the Notes (as defined in the applicable Indenture) described on Schedule I attached hereto, including any Note (as so defined) issued under the applicable Indenture in replacement or substitution therefor, held by the Trustee.

    Note Documents: Means, with respect to any Note, the Agreement for Sale of Real Estate (to the extent it relates to such Note), the applicable Indenture, the related Participation Agreement (to the extent it relates to such Note) and the Lease.

    Note Purchase Agreement: Means any note purchase, participation or similar agreement, including each Participation Agreement, referred to in an Indenture providing for, among other things, the purchase of Notes by the Trustee; and Note Purchase Agreements means all such agreements.

    Officer's Certificate: Means, (i) with respect to the Company, a certificate signed by the Chairman, the Vice Chairman, the President, any Executive Vice President or any Senior Vice President or any Vice President of such company signing alone, (ii) with respect to any other corporation, a certificate signed by the Chairman, the Vice Chairman, the President, any Executive Vice President or any Senior Vice President of such corporation signing alone, or any Vice President signing together with the Treasurer, any Assistant Treasurer, the Controller or the Secretary, and (iii) with respect to an Owner Trustee or an Indenture Trustee, as the case may be, a certificate signed by a Responsible Officer of such Owner Trustee or Indenture Trustee and delivered to the Trustee.

    Opinion of Counsel: Means an opinion in writing, signed by legal counsel, who (a) in the case of counsel for the Company may be (i) the senior attorney employed by the Company or (ii) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of any Owner Trustee or any Indenture Trustee, such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

    Outstanding: When used with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Trust Agreement, except:

                                     PTA-6

    (i) Certificates theretofore cancelled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

    (ii) Certificates for which money in the full amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates as provided in Section 4.01 pending distribution of such money to the Certificateholders pursuant to the final distribution payment to be made pursuant to Section 11.01 hereof; and

    (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Trust Agreement.

   Owner Participant: Means each Owner Participant identified in the Participation Agreements and its permitted successors or assigns.

  Owner Trustee: Means, with respect to any Note, the Owner Trustee, if any, as referred to in the Indenture pursuant to which such Note is issued, not in its individual capacity but solely as trustee, and any permitted successors or assigns of such Owner Trustee; Owner Trustees means all of the Owner Trustees party to any of the respective Indentures.

  Participation Agreement: Means any one of the four Participation Agreements, each dated as of the date hereof and to which the Trustee is a party as each Participation Agreement may be amended or supplemented in accordance with its terms; and Participation Agreements means all of such Participation Agreements.

  Paying Agent: Means the paying agent maintained and appointed pursuant to
Section 7.12.

  Permitted Investments: Means obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date known at the time such obligation is purchased.
 Person: Means any person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

  Pool Balance: Means, as of any date, the aggregate unpaid principal amount of the Notes on such date plus the amount of the principal payments on the Notes held

                                     PTA-7


by the Trustee and not yet distributed plus any Escrowed Funds held in the Escrow Account. The Pool Balance as of any Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Notes and distribution thereof to be made on that date.

  Pool Factor: Means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance on such date by (ii) the aggregate original principal amount of the Certificates. The Pool Factor, as of any Distribution Date or Special Distribution Date, shall be computed after giving effect to the payment of principal, if any, on the Notes and distribution thereof to be made on that date.

  Postponed Notes: Means the Notes to be held in the Trust as to which a Postponement Notice shall have been delivered pursuant to Section 2.01(b).

  Postponement Notice: When used with respect to the Trust or the Certificates, means a certificate of the Company signed by an officer of the Company (1) requesting that the Trustee temporarily postpone purchase of the related Notes to a date later than the Debt Closing Date, (2) identifying the amount of the purchase price of each such Note and the aggregate purchase price of all such Notes, (3) setting forth the reasons for such postponement and (4) with respect to each such Note, either (a) setting or resetting a new Transfer Date (which shall be on or prior to the Cut-off Date) for payment by the Trustee of such purchase price and issuance of the related Note, or (b) indicating that such new Transfer Date (which shall be on or prior to the Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date.

  Record Date: Means (i) for Scheduled Payments to be distributed on any Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Distribution Date and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Special Distribution Date.

  Register and Registrar: Means the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

  Request: Means a request by the Company setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02.

                                     PTA-8

  Responsible Officer: When used with respect to the initial Trustee or any initial Indenture Trustee or the Owner Trustee, means any officer in the Corporate Trust Office; when used with respect to any successor Trustee, successor Indenture Trustee or any Owner Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller or any assistant comptroller; and, when used with respect to any Trustee, any Indenture Trustee or any Owner Trustee, also means any other officer of the Trustee, such Owner Trustee or such Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

  Scheduled Payment: With respect to a Distribution Date, means any payment (other than a Special Payment) of principal of or interest on a Note, due from the relevant Owner Trustee which issued such Note, which payment represents the payment of principal at the stated maturity of, or the scheduled repayment of principal of, such Note, or the payment of regularly scheduled interest accrued on such Note.

  Securities Exchange Act of 1934: Means the Securities Exchange Act of 1934, as amended from time to time.

  Site: Means the Landlord Interest (as defined in the Indentures) leased to the Company and securing one or more Notes.

  Special Distribution Date: Means (i) with respect to the prepayment or purchase of any Notes, the second day of the month on which such prepayment or purchase is scheduled to occur pursuant to the terms of the applicable Indenture and (ii) with respect to any Special Payment relating to any Note other than as described in clause (i) of the definition of Special Payments, the earliest second day of a month for which it is practicable for the Trustee to give notice pursuant to Section 4.02(c) 20 days prior thereto.

  Special Payment: With respect to any Note, means (i) any payment of principal of, premium, if any, and interest on such Note resulting from the prepayment or purchase of such Note pursuant to Section 6.1 or Section 8.4, as the case may be, of the applicable Indenture, (ii) any payment of principal of and interest (including any interest accruing upon default) on, or any other amount in respect of, such Note upon an Indenture Default in respect thereof or upon the exercise of

                                     PTA-9


remedies under the Indenture relating to such Note, (iii) the amounts required to be distributed pursuant to the last paragraph of Section 2.01(b), (iv) the amounts required to be distributed by the penultimate paragraph of Section 2.01(b), (v) any Scheduled Payment or any Special Payment referred to in clause
(i) of this definition which is not in fact paid within five days of the Distribution Date or Special Distribution Date applicable thereto, or (vi) any proceeds from the sale of any Note by the Trustee pursuant to Article VI hereof; and Special Payments means all of such Special Payments.

  Special Payments Account: Means the account or accounts created and maintained pursuant to Section 4.01(b).

  Specified Investments: Means (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Indenture Trustee or Owner Trustee if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Ratings Group or Moody's Investors' Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization, and (v) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment occurs no later than the earlier of (x) 91 days from the date of purchase thereof and (y) the next succeeding Distribution Date.

  Transfer Date: Has the meaning assigned to the term "Closing Date" in any Indenture.

  Trust: Means the trust created by this Trust Agreement, the estate of which consists of the Trust Property.

                                    PTA-10


  Trust Agreement: Means this Pass Through Trust Agreement as the same may be modified, supplemented or amended from time to time in accordance with the provisions hereof.

  Trustee: Means the institution executing this Trust Agreement as Trustee, or its successor in interest, and any successor trustee appointed as provided herein.

  Trust Indenture Act: Means the Trust Indenture Act of 1939, as in force at the date as of which this Trust Agreement was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

  Trust Property: Means the Notes held as the property of the Trust created hereby and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the Escrow Account, the Certificate Account and the Special Payments Account and any proceeds from the sale by the Trustee pursuant to Article VI hereof of any Note.

  Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company, any Owner Trustee or any Indenture Trustee to the Trustee to take any action under any provision of this Trust Agreement, the Company, such Owner Trustee or such Indenture Trustee, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

    (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                    PTA-11

    (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

    (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

  Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

  Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Trust Agreement, they may, but need not, be consolidated and form one instrument.

  Section 1.04. Acts of Holders. (a) Any direction, consent, waiver or other action provided by this Trust Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or any Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and conclusive in favor of the Trustee, the Company and any Indenture Trustee, if made in the manner provided in this Section.

  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a

                                    PTA-12

partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

  (c) In determining whether the Holders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent or waiver (a "Direction") under this Trust Agreement, Certificates owned by the Company, any Owner Trustee, any Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding under this Trust Agreement for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid and (ii) if any amount of Certificates so owned by any such Person has been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, any Owner Trustee, any Owner Participant or any Affiliate of any such Persons.

  (d) The Company may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Certificateholders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other Act by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement not later than one year after such record date.

  (e) Any direction, consent, waiver or other action by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in

                                    PTA-13

exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Certificate.

  (f) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Trust Agreement, without preference, priority, or distinction as among all of the Certificates.

                                  ARTICLE II

                      ORIGINAL ISSUANCE OF CERTIFICATES;

                             ACQUISITION OF NOTES

  Section 2.01. Issuance of Certificates; Acquisition of Notes. (a) The Trustee, simultaneously with the execution and delivery of this Trust Agreement, shall also execute and deliver the Note Purchase Agreements, in the form delivered to the Trustee on or prior to the date of the execution and delivery hereof. Upon request of the Company and the satisfaction of the closing conditions with respect to the occurrence of the Debt Closing Date specified in the Note Purchase Agreements on such Debt Closing Date the Trustee shall execute, deliver and authenticate Certificates equaling in the aggregate the total aggregate principal amount of the Notes expected to be purchased by the Trustee pursuant to the Note Purchase Agreements, and evidencing the entire ownership of the Trust. The Trustee shall issue and sell such Certificates on the Debt Closing Date, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Notes and, concurrently therewith, the Trustee shall purchase, pursuant to the terms and conditions of the Note Purchase Agreements, the Notes (except Postponed Notes, if any) at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.04 and 3.05 hereof, the Trustee shall not execute or deliver Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Subsection (a) are subject to the provisions of Subsection (b) below.

  (b) If on or prior to the Debt Closing Date the Company shall deliver to the Trustee a Postponement Notice, the Trustee shall postpone the purchase of the related Postponed Notes and shall deposit into an escrow account (the "Escrow Account") to be maintained as a part of the Trust an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds"). The Escrowed Funds so deposited shall be invested by the Trustee at the direction and risk of, and for the benefit of, the Company in Specified Investments (i) maturing no later than any scheduled Transfer Date or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Company has given notice to the Trustee that any Postponed Notes will not be issued, with respect to the

                                    PTA-14

portion of the Escrowed Funds relating to such Postponed Notes, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Trust Agreement.

  Upon request of the Company on one or more occasions and the satisfaction of the closing conditions specified in the Note Purchase Agreements on or prior to the Cut-off Date, the Trustee shall purchase the Postponed Notes with the Escrowed Funds. The purchase price shall equal the principal amount of such Postponed Notes.

  The Trustee shall hold all such Specified Investments until the maturity thereof and will not sell or otherwise transfer such Specified Investments. If Specified Investments held in the Escrow Account mature prior to the Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the direction and risk of, and for the benefit of, the Company in Specified Investments maturing as provided in the second preceding paragraph.

  Any earnings on Specified Investments received from time to time by the Trustee shall be promptly distributed to the Company. The Company shall pay to the Trustee for deposit to the Escrow Account an amount equal to any losses on such Specified Investments as incurred. On the initial Distribution Date, the Company will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on any Postponed Notes purchased after the Debt Closing Date if such Postponed Notes had been purchased on the Debt Closing Date, from the Debt Closing Date to, but not including, the date of the purchase of such Postponed Notes by the Trustee.

  If the Company notifies the Trustee prior to the Cut-off Date that any of the Postponed Notes will not be issued on or prior to the Cut-off Date for any reason, on September 2, 1995 (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice at a rate equal to the interest rate applicable to the Certificates from the Debt Closing Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Company pursuant to the immediately preceding clause (i) to the Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

  If, on the Cut-off Date, an amount equal to less than all of the Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the Special Distribution Date next following such

                                    PTA-15

Cut-off Date by more than 20 days (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to the Certificates from the Debt Closing Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Escrowed Funds and the amount paid by the Company pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

  Section 2.02. Acceptance by Trustee. Subject to the terms of Article VII of this Trust Agreement, the Trustee, upon the execution and delivery of this Trust Agreement, shall acknowledge its acceptance of all right, title, and interest in and to the Notes acquired pursuant to Section 2.01 hereof and the Note Purchase Agreements and shall declare that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Trust shall thereby join in the creation and declaration of the Trust.

  Section 2.03. Limitation of Powers. The Trust shall be constituted solely for the purpose of making the investment in the Notes and, except as set forth herein, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause the Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including, as subject to this restriction, acquiring any Site by bidding the Notes or otherwise, or taking any action with respect to any such Site once acquired).

                                  ARTICLE III

                               THE CERTIFICATES

  Section 3.01. Form, Denomination and Execution of Certificates. The Certificates shall be in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any Clearing Agency or any securities exchange on which the Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such

                                    PTA-16

Certificates, such determination by said officer to be evidenced by his signing the Certificates.

  Except as otherwise provided in Section 3.09, the Definitive Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any Clearing Agency or any securities exchange on which the Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

  The Certificates shall be issued in minimum denominations of $1,000 or integral multiples thereof.

  The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purposes, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

  Section 3.02. Authentication of Certificates. The Trustee on the Debt Closing Date shall cause to be authenticated and delivered, simultaneously with the sale, assignment, and transfer to the Trustee of the Notes and/or the deposit of the Escrowed Funds in the Escrow Account pursuant to Section 2.01 hereof, Certificates in authorized denominations equaling in the aggregate the aggregate principal amount of the Notes expected to be purchased by the Trustee pursuant to the Note Purchase Agreements, and evidencing the entire ownership of the Trust.

  Section 3.03. Temporary Certificates. Pending the preparation of definitive Certificates, the Trustee may execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by his execution of such temporary Certificates.

                                    PTA-17

  If temporary Certificates are issued, the Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Trustee, or at the office or agency of the Trustee maintained in accordance with Section 7.12, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of authorized denominations of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Trust Agreement as definitive Certificates.

  Section 3.04. Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest.

  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

  No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

  All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

                                    PTA-18

  Section 3.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Distribution Date. In connection with the issuance of any new Certificate under this Section 3.05, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section
3.05 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

  Section 3.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Registrar, and any Paying Agent of the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Trustee, the Registrar, nor any Paying Agent of the Trustee shall be affected by any notice to the contrary.

  Section 3.07. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.07, except as expressly permitted by this Trust Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

  Section 3.08. Limitation of Liability for Payments. All payments or distributions made to Certificateholders under this Trust Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Trust Agreement. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Holder thereof as provided in this Trust Agreement. The Trustee shall not be personally liable to any Certificateholder for any amounts payable under this Trust Agreement except as expressly provided herein.

                                    PTA-19

  Section 3.09. Book-Entry and Definitive Certificates. (a) The Certificates may be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Company. In such case, the Certificates delivered to The Depository Trust Company shall initially be registered on the Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will thereafter receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided above and in subsection (d) below. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to the Certificate Owners pursuant to subsection (d) below:

    (i) the provisions of this Section 3.09 shall be in full force and effect;

    (ii) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

    (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Trust Agreement, the provisions of this
  Section 3.09 shall control;

    (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants. Until Definitive Certificates are issued pursuant to subsection (d) below, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and premium, if any, on the Certificates to such Clearing Agency Participants; and

    (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of the Certificateholders evidencing a specified percentage of the Fractional Undivided Interest, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates and has delivered such instructions to the Trustee. The Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

  (b) Whenever notice or other communication to the Certificateholders is required under this Trust Agreement, unless and until Definitive Certificates shall have been issued pursuant to subsection (d) below, the Trustee shall give all such notices and

                                    PTA-20

communications specified herein to be given to Certificateholders to the Clearing Agency and/or the Clearing Agency Participants, and shall make available additional copies as requested by such Clearing Agency Participants.

  (c) Unless and until Definitive Certificates are issued pursuant to subsection (d) below, as of the Record Date prior to each applicable Regular Distribution Date and Special Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. The Trustee shall mail to each such Clearing Agency Participant the statements described in
Section 4.03 hereof.

  (d) If (i) the Company advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence and during the continuance of an Event of Default, Certificate Owners of Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of said Holders delivered to the Company and the Trustee, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of all the Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Definitive Certificates in the names of Certificate Owners, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Company, the Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize each Person in whose name the Definitive Certificates are registered in the Register as a Certificateholder hereunder. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

  (e) The Trustee shall enter into the Letter of Representations and fulfill its responsibilities thereunder.

                                    PTA-21

                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO

                               CERTIFICATEHOLDERS

  Section 4.01. Certificate Account and Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Certificateholders the Certificate Account with the Trustee as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Scheduled Payment is made under any Indenture to the Trustee, as holder of the Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

  (b) The Trustee shall establish and maintain on behalf of the Certificateholders the Special Payments Account with the Trustee as one or more accounts, which shall be non-interest-bearing except as provided in Section
4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Special Payment (other than a Special Payment that represents the proceeds of any sale pursuant to Article VI hereof by the Trustee of a Note) is made under any Indenture to the Trustee, as holder of the Notes issued under such Indenture, the Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account. Upon the sale of any Note by the Trustee pursuant to Article VI hereof and the realization of any proceeds thereof, the Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Special Payments Account.

  (c) The Trustee shall present to the Indenture Trustee to which a Note relates such Note on the date of its stated final maturity, or in the case of any Note which is to be prepaid in whole pursuant to the relevant Indenture, on the applicable prepayment date under such Indenture.

  Section 4.02. Distributions from Certificate Account and Special Payments Account. (a) On each Distribution Date or as soon thereafter as the Trustee has confirmed receipt of the payment of the Scheduled Payments due on the Notes on such date, the Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register such Certificateholder's pro rata share (based on the aggregate

                                    PTA-22

Fractional Undivided Interests held by such Certificateholder) of the aggregate amount in the Certificate Account.

  (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of the Special Payments due on the Notes or realized upon the sale of any Note, the Trustee shall distribute out of the Special Payments Account the entire amount deposited therein pursuant to Section 4.01(b) of such Special Payment. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interests held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

  (c) The Trustee shall at the expense of the Company cause notice of each Special Payment to be mailed to each Holder of a Certificate at his address as it appears in the Register. In the event of prepayment of Notes, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Trustee shall set forth:

    (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01),

    (ii) the amount of the Special Payment for each $1,000 face amount of Certificates and the amount thereof constituting principal, premium, if any, and interest,

    (iii) the reason for the Special Payment, and

    (iv) if the Special Distribution Date is the same date as a Distribution Date, the total amount to be received on such date for each $1,000 face amount of Certificates.

If the amount of premium, if any, payable upon the prepayment of a Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

                                    PTA-23

  If any prepayment of the Notes held in the Trust is cancelled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

  Section 4.03. Statements to Certificateholders. (a) On each Distribution Date and Special Distribution Date, the Trustee will include with each distribution to Certificateholders a statement, giving effect to such distribution to be made on such Distribution Date, as the case may be, setting forth the following information (per $1,000 face amount of Certificates as to (i) and (ii) below):

    (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii) the amount of such distribution allocable to interest; and

    (iii) the Pool Balance and the Pool Factor.

  (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns.

  Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section
4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

                                    PTA-24

                                   ARTICLE V

                                  THE COMPANY

  Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not prejudicial in any material respect to the Certificateholders.

  Section 5.02. Consolidation, Merger or Sale of Assets Permitted. (a) The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease or otherwise dispose of all or substantially all of its assets to any Person unless the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia, and such corporation shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Trust Agreement to be performed by the Company by supplemental agreement given by such successor corporation to the Trustee.

  (b) Upon any such consolidation or merger, conveyance, transfer or lease or other disposition and upon any such assumption by the successor corporation, such successor corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder, with the same effect as if it had been named herein as the party of the first part. No such consolidation or merger, conveyance, transfer or lease shall have the effect of releasing the Company or any successor corporation which shall theretofore have become such from its liability hereunder.

  (c) The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Section 5.02.

  Section 5.03. Annual Statements as to Compliance by the Company. The Company covenants and agrees to deliver to the Trustee on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating as to the officer signing such certificate, whether or not, to the best of such officer's knowledge, the Company is not in default in the performance and observance of any of the terms, provisions and conditions hereof and, if the Company shall

                                    PTA-25

be in default, specifying all such defaults and the nature thereof of which such officer may have knowledge, and the actions proposed to be undertaken by the Company with respect thereto.

                                  ARTICLE VI

                                    DEFAULT

  Section 6.01. Events of Default. If any Indenture Default under any Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Event of Default shall be continuing, the Trustee may vote all of the Notes held in the Trust to which such Event of Default relates, and upon the direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, the Trustee shall vote a corresponding majority of such Notes in favor of directing the Indenture Trustee to which such Event of Default relates to declare the unpaid principal amount of the Notes then outstanding to which such Event of Default relates and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the relevant Indenture. In addition, if an Indenture Default shall have occurred and be continuing under any Indenture, the Trustee may in accordance with the relevant Indenture vote the Notes held in the Trust to which such Event of Default relates to direct the Indenture Trustee regarding the exercise of remedies provided in Article VIII of such Indenture.

  In addition, after an Event of Default shall have occurred and be continuing with respect to any Notes, the Trustee may in its discretion, and upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver such Note or Notes, without recourse to or warranty by the Trustee or any Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Note or Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of any Note pursuant to this Section 6.01, the Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Note, so as to provide for the payment in full of all amounts due on the Certificates. The Trustee shall give notice to the Company promptly after any such sale. Notwithstanding the foregoing, any action taken by the Trustee under this
Section 6.01 shall not, in the reasonable judgment of the Trustee, be adverse to the best interests of the Certificateholders.

                                    PTA-26

  Section 6.02. Incidents of Sale of Notes. Upon any sale of all or any part of the Notes made either under the power of sale given under this Trust Agreement or otherwise for the enforcement of this Trust Agreement, the following shall be applicable:

    (1) Certificateholders and Trustee May Purchase Notes. Any
  Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Notes in their or its or his own absolute right without further accountability.

    (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

    (3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Trust Agreement or otherwise for the enforcement of this Trust Agreement shall be applied, first, to the payment of all costs and expenses, including all sums paid and advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, incurred in connection with that collection, and secondly, shall be applied as provided in Section 4.02.

  Section 6.03. Judicial Proceedings Instituted by Trustee. (a) Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Note, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Notes, shall be, to the extent permitted by and in accordance with the terms of the Note Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Notes and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

  (b) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall

                                    PTA-27

have made any demand to the relevant Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the Notes), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, the relevant Owner Trustee, the relevant Owner Participant or their respective creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Nothing contained in this Trust Agreement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

  Section 6.04. Control by Certificateholders. The Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee as holder of the Notes, provided that

    (1) such direction shall not be in conflict with any rule of law or with this Trust Agreement and may not involve the Trustee in personal liability or expense,

    (2) the Trustee shall not determine that the action so directed would be unduly prejudicial to the Certificateholders not taking part in such direction,

    (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

    (4) if an Indenture Default under any Indenture shall have occurred and be continuing, such direction shall not obligate the Trustee to vote more than a corresponding majority of the related Notes held by the Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Default.

  Section 6.05. Waiver of Past Defaults. The Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust may on behalf of the Certificateholders of all the Certificates waive any past Event of Default

                                    PTA-28

hereunder and its consequences or may instruct the Trustee to waive any past default under any Indenture or this Agreement and its consequences, except a default

    (1) in the deposit of any Scheduled Payment or Special Payment under
  Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates, or

    (2) in the payment of the principal of (premium, if any) or interest on any Notes, or

    (3) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Certificateholder of each Outstanding Certificate affected.

  Upon any such waiver, such default shall cease to exist with respect to this Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Trustee on behalf of such holders to an Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Notes issued under the relevant Indenture to waive the corresponding Indenture Default.

  Section 6.06. Undertaking to Pay Court Costs. All parties to this Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Trust Agreement, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.06 shall not apply to (a) any suit, action or proceeding instituted by any Certificateholder or group of Certificateholders evidencing Fractional Undivided Interests aggregating more than 10% of the Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.02 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Trustee.

  Section 6.07. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding, including without limitation Section 6.08 hereof, the right of any Certificateholder to receive

                                    PTA-29

distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

  Section 6.08. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Trust Agreement, unless:

    (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

    (2) the Certificateholders evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

    (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

    (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

  It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Notes,
(ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Trust Agreement.

  Section 6.09. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                    PTA-30

                                  ARTICLE VII

                                  THE TRUSTEE

  Section 7.01. Certain Duties and Responsibilities. No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

    (a) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

    (b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement; and

    (c) no provision of this Trust Agreement shall require the Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

  Section 7.02. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder, the Trustee shall transmit by mail to the Company, the Owner Trustees and the Indenture Trustees in accordance with Section 12.03 and to all Certificateholders, as their names and addresses appear in the Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Certificateholders. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

  Section 7.03. Certain Rights of Trustee. Except as otherwise provided in
Section 7.01:

                                    PTA-31


    (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, Officer's Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

    (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

    (c) whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, or where information is required or necessary to be furnished by the Company in order for the Trustee to act, the Trustee (unless other evidence be herein specifically prescribed) shall not be liable for any action it takes or omits to take in good faith in reliance upon an Officer's Certificate of the Company, any Owner Trustee or any Indenture Trustee;

    (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

    (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Trust Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

    (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, the reasonable expenses of which shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company;

    (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                                    PTA-32


    (h) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection therewith to examine the books, records and premises of the Company;

    (i) the permissive rights of the Trustee to do things enumerated in this Trust Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default;

    (j) except for a default of which a Responsible Officer of the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Trust Agreement, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company, the Indenture Trustee or the Holder of any Certificate Outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto; and

    (k) the Trustee shall not be required to give any note or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

  Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, the Note Documents, any Indenture, the Notes or the Certificates, except that the Trustee hereby represents and warrants that this Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

  Section 7.05. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with the Company, the Owner Trustees or the Indenture Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

  Section 7.06. Money Held in Trust. Subject to Sections 4.04 and 11.01, all monies received by the Trustee or the Paying Agent shall, until used or applied as provided herein, be held in trust hereunder for the purposes for which they were received and shall be segregated from other funds and not co-mingled with the funds of any other Person except to

                                    PTA-33

the extent required herein or by law. Subject to Section 4.04, neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

  Section 7.07. Compensation and Reimbursement. The Company agrees:

    (1) to pay, or cause to be paid, to the Trustee from time to time the compensation set forth in the schedule agreed to by the Trustee and the Company for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

    (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all advances and reasonable out-of-pocket expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 7.15;

    (3) to indemnify, or cause to be indemnified, the Trustee for, and to hold it harmless against, any loss, liability or expense (other than for or with respect to any tax) incurred without negligence or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Trustee's breach of its representations and warranties set forth in Section 7.15. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent; and

    (4) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity for, and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Trustee's compensation for serving as such) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee, in its individual capacity, shall notify the Company promptly of

                                    PTA-34

  any tax for which it may seek indemnity. The Company shall have the right to defend against the imposition of such tax and the Trustee, in its individual capacity, shall cooperate in any such defense. The Trustee, in its individual capacity, may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any taxes paid, in settlement or otherwise, without its consent.

  The Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Trustee in its capacity as Trustee for all amounts owed to it under this Trust Agreement, including its right to reimbursement for advances and for payment of all fees and expenses, and for any tax incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Trustee reimburses itself for any such tax, it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

  As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Certificates upon all property and funds held or collected by the Trustee in its capacity as Trustee.

  Section 7.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or Territory or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $75,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

  Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

                                    PTA-35

  (b) The Trustee may resign at any time by giving written notice thereof to the Company, the Authorized Agents, the Owner Trustees and the Indenture Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Owner Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

  (c) The Trustee may be removed at any time by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Trustee and to the Company, the Owner Trustees and the Indenture Trustees.

  (d) If at any time:

    (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

    (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

    (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) subject to
Section 6.06, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

  (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Trustee shall promptly notify the Company and the Owner Trustees thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company or the Owner Trustees have agreed to pay such tax. The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an Avoidable Tax means a state or local tax:
(i) upon (w) the Trust, (x) the Trust Property, (y) Holders of the Certificates or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction

                                    PTA-36

within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or the Owner Trustees shall agree to pay, and shall pay, such tax.

  (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Company, the Owner Trustees, the Indenture Trustees and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

  (g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Certificates as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

  Section 7.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this
Article VII.

                                    PTA-37

  Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Trustee had itself authenticated such Certificates.

  Section 7.12. Maintenance of Agencies. (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of the Certificates or of this Trust Agreement may be served. Such office or agency shall be initially at Shawmut Trust Company, c/o First Chicago Trust Company, 14 Wall Street, 8th Floor, Window #2, New York, New York 10005. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Owner Trustees, the Indenture Trustees and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

  (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

  (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise

                                    PTA-38

eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

  (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, the Owner Trustees and the Indenture Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.12. The Company shall give written notice of any such appointment made by it to the Trustee, the Owner Trustees and the Indenture Trustees; and in each case the Trustee shall mail notice of such appointment to all Holders as their names and addresses appear on the Register.

  (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and the Company for its services and to reimburse it for its reasonable expenses.

  Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Holders of the Certificates entitled to such payment, subject to the provisions of this
Section 7.13. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of the Certificates with respect to which such money was deposited.

  The Trustee will cause each Paying Agent other than the Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.13, that such Paying Agent will:

    (1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

    (2) give the Trustee notice of any default by any obligor upon the Certificates in the making of any such payment; and

                                    PTA-39

    (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

  The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

  Section 7.14. Ownership and Registration of Notes, Permitted Investments and Specified Investments in Trustee's Name. The Trustee agrees that all Notes, Permitted Investments, if any, and Specified Investments, if any, shall be issued in the name of the Trustee or its nominee and held by the Trustee or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Notes, Permitted Investments or Specified Investments, as the case may be, in the register of the issuer of such Notes, Permitted Investments or Specified Investments. In no event shall the Trustee invest in, or hold, Notes, Permitted Investments or Specified Investments in a manner that would cause the Trustee not to have the ownership interest in such Notes, Permitted Investments or Specified Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such Notes, Permitted Investments or Specified Investments, or other applicable law then in effect.

  Section 7.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

    (i) the Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States;

    (ii) the Trustee has full power, authority and legal right to execute, deliver, and perform this Trust Agreement and the Participation Agreements and has taken all necessary action to authorize the execution, delivery, and performance by it of this Trust Agreement and the Participation Agreements;

    (iii) the execution, delivery and performance by the Trustee of this Trust Agreement and the Participation Agreements (a) will not violate any provision of any law or regulation of the United States or the State of Connecticut governing the banking and trust powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Trustee and any of its assets, (b) will not violate any provision of the articles of association or by-laws of the Trustee, or (c) will not violate any provision of, or constitute, with or without

                                    PTA-40

  notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

    (iv) the execution, delivery and performance by the Trustee of this Trust Agreement and the Participation Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Connecticut or the United States of America regulating the banking and corporate trust activities of the Trustee; and

    (v) this Trust Agreement and the Participation Agreements have been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable in accordance with their respective terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

  Section 7.16. Withholding Taxes; Information Reporting. The Trustee, as trustee of a grantor trust, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law, except to the extent a Certificateholder has furnished satisfactory evidence to the Trustee of any exemption from or reduction in withholding claimed by such Certificateholder. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Trustee agrees to file any other information or report as it may be required to file under United States law.

  Section 7.17. Trustee's Liens. The Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property which is either (i) attributable to the Trustee in its individual capacity and which is unrelated to the

                                    PTA-41

transactions contemplated by this Trust Agreement, the Note Purchase Agreements or the Note Documents, or (ii) which is attributable to the Trustee as trustee hereunder or in its individual capacity and which arises out of acts or omissions which are not related to or connected with the administration of this Trust or any other transaction contemplated by the Note Documents or prohibited by this Trust Agreement.

                                 ARTICLE VIII

               CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

  Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12(b).

  Section 8.02. Preservation of Information; Communications to Certificateholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Certificates contained in the most recent list furnished to the Trustee as provided in
Section 7.12(b) or Section 8.01, as the case may be, and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12(b) or Section 8.01, as the case may be, upon receipt of a new list so furnished.

  (b) If three or more Certificateholders (such Holders hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Certificate for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

    (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 8.02(a), or

                                    PTA-42

    (ii) inform such applicants as to the approximate number of Holders of Certificates whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 8.02(a), and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

  If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Certificateholder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 8.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the applicants shall obtain a court order, after notice to the Trustee and opportunity for hearing, so directing the Trustee, the Trustee shall mail copies of such material to all such Certificateholders with reasonable promptness after the entry of such order and the renewal of the applicants' tender.

  (c) Every Holder of Certificates, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 8.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 8.02(b).

  Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of the Certificates, the Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

  Section 8.04. Reports by the Company. The Company shall:

    (1) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the

                                    PTA-43

  Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
  Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

    (2) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Trust Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, confirming to the requirements of Section 1.02;

    (3) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (1) and (2) of this Section 8.04 as may be required by rules and regulations prescribed by the Commission;

    (4) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Trust Agreement. For purposes of this paragraph (4), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Trust Agreement; and

    (5) furnish to the Trustee such opinions as may be required by Section 314(b) of the Trust Indenture Act.

                                  ARTICLE IX

                         SUPPLEMENTAL TRUST AGREEMENTS

  Section 9.01. Supplemental Trust Agreements Without Consent of
Certificateholders. Without the consent of the Holder of any Certificates, the Company may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                                    PTA-44

    (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein contained; or

    (2) to add to the covenants of the Company, for the benefit of the Holders of the Certificates, or to surrender any right or power herein conferred upon the Company; or

    (3) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Trust Agreement; provided that any such action shall not adversely affect the interests of the Holders of the Certificates; or

    (4) to modify, eliminate or add to the provisions of this Trust Agreement to such extent as shall be necessary to qualify this Trust Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in
  Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted.

  Section 9.02. Supplemental Trust Agreements with Consent of Certificateholders. With the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of said Holders delivered to the Company and the Trustee, the Company may (with the consent of the Owner Trustees, such consent not to be unreasonably withheld), and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights and obligations of the Holders of the Certificates under this Trust Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

    (1) reduce in any manner the amount of, or delay the timing of any receipt by the Trustee of, payments on the Notes or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date or Special Distribution Date applicable thereto; or

                                    PTA-45

    (2) permit the disposition of any Note in the Trust Property except as permitted by this Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the Notes in the Trust; or

    (3) reduce the percentage of the aggregate Fractional Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Trust Agreement or certain defaults hereunder and their consequences) provided for in this Trust Agreement; or

    (4) modify any of the provisions of this Section or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Trust Agreement cannot be modified or waived without the consent of the Holder of each Certificate affected thereby.

  It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

  Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of
Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Trust Agreement, the Trustee may in its discretion decline to execute such document.

  Section 9.04. Execution of Supplemental Trust Agreements. In executing or accepting the additional trusts created by, any supplemental agreement permitted by this Article IX or the modifications thereby of the trusts created by this Trust Agreement, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Trust Agreement.

  Section 9.05. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article IX, this Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Trust Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

  Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                                    PTA-46

  Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

                                   ARTICLE X

                  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS

  Section 10.01. Amendments and Supplements to Indentures and Other Note Documents. In the event that the Trustee, as holder of any Note in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under any Indenture or other Note Document or any Note Purchase Agreement, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Certificateholder registered on the Register as of such date. The Trustee shall request from the Certificateholders Directions as to (i) whether or not to direct such Indenture Trustee to take or refrain from taking any action which a holder of such Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Note and (iii) how to vote any Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Note, the Trustee shall act, vote or consent with respect to such Note in the same proportion as the Certificates were actually voted or not voted by Acts of Holders delivered to the Trustee prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to
Section 6.04, in the case that an Event of Default hereunder shall have occurred and be continuing, the Trustee may, but shall not be obligated to, in its own discretion and at its own direction, consent and notify the relevant Indenture Trustee of such consent to any amendment, modification, waiver or supplement under any Indenture or other Note Document or any Note Purchase Agreement.

                                  ARTICLE XI

                             TERMINATION OF TRUST

  Section 11.01. Termination of the Trust. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Trust created hereby shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to this Trust Agreement and the disposition of all property held

                                    PTA-47

as part of the Trust Property; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Bush, former President of the United States, living on the date of this Trust Agreement.

  Notice of any termination, specifying the Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.02.

  In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after 60 days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the Owner Trustees and the Company.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

  Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or

                                    PTA-48

winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

  Section 12.02. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to Section
3.02 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

  Section 12.03. Notices. All demands, notices, and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt, in the case of the Company, at the following address: Kmart Corporation, 3100 West Big Beaver Road, Troy, Michigan 48084, Attention: Vice President--Real Estate, and, in the case of the Trustee, at the following address: Shawmut Bank Connecticut, National Association, 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration, or, in each case, at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Certificateholder hereunder shall be mailed by first-class mail, postage prepaid, at the address of such Holder as shown in the Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. If the Company mails a notice or communication to the Certificateholders, it shall mail a copy to the Trustee and to the Paying Agent at the same time. Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

  Section 12.04. Governing Law. THIS TRUST AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

  Section 12.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other

                                    PTA-49

provisions of this Trust Agreement or the Trust, or of the Certificates or the rights of the Holders thereof.

  Section 12.06. Trust Indenture Act Controls. This Trust Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

  Section 12.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

  Section 12.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Trust Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

  Section 12.09. Benefits of Trust Agreement. Nothing in this Trust Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Certificates, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

  Section 12.10. Legal Holidays. In any case where any Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

  Section 12.11. Counterparts. For the purpose of facilitating the execution of this Trust Agreement and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                    PTA-50

  IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                          KMART CORPORATION

                                          By___________________________________
                                          Name:
                                          Title:

                                          SHAWMUT BANK CONNECTICUT,
                                          NATIONAL ASSOCIATION,
                                          as Trustee

[SEAL]

Attest:
                                          By___________________________________
                                          Name:
                                          Title:

_____________________________________
Name:
Title:

                                                                       EXHIBIT A

                                                             FORM OF CERTIFICATE

    *Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                                               KMART CORPORATION
                                                     1995-___ PASS THROUGH TRUST



                                                            ______% Pass Through

                                                    Certificate, Series 1995-___



                                                          CUSIP ________________



                                Final Distribution Date: _______________, ______


                          evidencing a fractional undivided interest in a trust,
                                          the property of which includes certain
                                                   notes, each secured by a Site
                                                    leased to Kmart Corporation.


Certificate

No. ________                         $____________ Fractional Undivided Interest

                          representing ___________  of the Trust per $1,000 face
                                                                          amount


__________________
    *This legend to appear on Book-Entry Certificates to be deposited with The
     Depository Trust Company.

  THIS CERTIFIES THAT CEDE & CO., for value received, is the registered owner of a $__________ (______________ dollars) Fractional Undivided Interest in the Kmart Corporation 1995-___ Pass Through Trust (the "Trust") created by Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement dated as of ______________, 1995 (the "Agreement") between the Trustee and Kmart Corporation, a corporation incorporated under Michigan law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "________% Pass Through Certificates, Series
 1995-___" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust (the "Trust Property") includes certain Notes (the "Notes"). Each issue of Notes is secured by a security interest in a Site owned by or leased to the Company.

  Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each __________ and __________ (a "Distribution Date"), commencing _______________, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Notes due on such Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Special Distribution Date shall be the ________ day of the month determined as provided in the Agreement. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

  Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

  THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

  Unless the certificate of authentication hereon has been executed by the Trustee,a by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       KMART CORPORATION
                                       1995-___ PASS THROUGH TRUST


                                       By: SHAWMUT BANK CONNECTICUT,
                                           NATIONAL ASSOCIATION,
                                           as Trustee


                                           By: _________________________
                                               Name:
                                               Title:

             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

                   This is one of the Certificates referred
                     to in the within-mentioned Agreement.

                                       SHAWMUT BANK CONNECTICUT,
                                       NATIONAL ASSOCIATION,
                                       as Trustee


                                       By: __________________________________
                                           Authorized Officer

                           [Reverse of Certificate]

  The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan,a the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

  The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.

  No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

  The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                                                                       EXHIBIT B

                                    FORM OF
                           LETTER OF REPRESENTATIONS

                                                                      SCHEDULE I

   Description of Notes to Be Purchased:

              Principal Amount       Maturity Dates
1995-K